EXHIBIT 23.1

CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

The Board of Directors

Cascade Microtech, Inc.:

We consent to the use of our report dated March 4, 2013, with respect to the consolidated balance sheets of Cascade Microtech, Inc. as of December 31, 2012 and 2011, and the related consolidated statements of operations, comprehensive income (loss), shareholders’ equity and cash flows for each of the years in the three-year period ended December 31, 2012, and the related financial statement schedule, incorporated herein by reference.

/s/ KPMG LLP

Portland, Oregon

May 24, 2013